QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.2

Delaware

The First State

        I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "RAG PENNSYLVANIA COAL HOLDING COMPANY", CHANGING ITS NAME FROM "RAG PENNSYLVANIA COAL HOLDING COMPANY" TO "FOUNDATION PA COAL COMPANY", FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF JUNE, A.D. 2004, AT 7:21 O'CLOCK P.M.

        A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	[SEAL]	/s/ HARRIET SMITH WINDSOR Harriet Smith Windsor, Secretary of State
3127357 8100		AUTHENTICATION:	3199068
040472909		DATE:	06-28-04

1

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

RAG PENNSYLVANIA COAL HOLDING COMPANY

        It is hereby certified that:

        1.     The name of the corporation (hereinafter called the "Corporation") is RAG Pennsylvania Coal Holding Company.

        2.     The Certificate of Incorporation of the Corporation hereby is amended by changing the first Article thereof so that, as amended, said Article shall read as follows:

  "1.
  The name of the corporation is: Foundation PA Coal Company"

        3.     The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

        4.     The effective date of the Amendment herein certified shall be the date of filing.

        Signed and attested to on June 21, 2004.

/s/ FRANK J. WOOD Frank J. Wood Vice President
ATTEST:
/s/ SHARON J. FETHERHUFF Sharon J. Fetherhuff Assistant Secretary
State of Delaware Secretary of State Division of Corporations Delivered 08:45 PM 06/25/2004 FILED 07:21 PM 06/25/2004 SRV 040472909 - 3127357 FILE

State of Delaware

Office of the Secretary of State

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "RAG PENNSYLVANIA COAL HOLDING COMPANY", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF NOVEMBER, A.D. 1999, AT 10 O'CLOCK A.M.

        A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	[SEAL]	/s/ EDWARD J. FREEL Edward J. Freel, Secretary of State
3127357 8100		AUTHENTICATION:	0087659
991490322		DATE:	11-17-99

1

CERTIFICATE OF INCORPORATION

of

RAG PENNSYLVANIA COAL HOLDING COMPANY

        1.     The name of the corporation is:

RAG Pennsylvania Coal Holding Company

        2.     The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        3.     The nature of the business or purposes to be conducted or promoted is:

    To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        4.     The total number of shares of common stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

        5.     The name and mailing address of the sole incorporator is as follows:

NAME	MAILING ADDRESS
Greg A. Walker	9100 E. Mineral Circle Englewood, CO 80112

The powers of the incorporator shall terminate upon the filing of this certificate of incorporation.

        6.     The name and mailing address of each person who is to serve as a director until the first annual meeting of stockholders or until their respective successors are elected and qualify are as follows:

NAME	MAILING ADDRESS
James F. Roberts	210 E. Lombard Street, Suite 401 Baltimore, MD 21202
John M. DeMichiel	9100 E. Mineral Circle Englewood, CO 80112

        7.     The corporation is to have perpetual existence.

        8.     In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the By-Laws of the corporation.

        9.     Elections of directors need not be by written ballot unless the By-Laws of the corporation shall so provide.

        10.   Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the By-Laws of the corporation.

        11.   The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 16th day of November, 1999.

/s/ GREG A. WALKER Greg A. Walker

QuickLinks

Exhibit 3.2